Exhibit 99.1

Press Release

For More Information, Call:

GAYLA J. DELLY
CHIEF FINANCIAL OFFICER	APRIL 22, 2004
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS

STRONG FIRST QUARTER 2004 RESULTS

ANGLETON, TX, APRIL 22, 2004 – Benchmark Electronics, Inc., (NYSE: BHE) a leading contract manufacturing provider, announced sales revenue of $481 million for the quarter ended March 31, 2004, compared to $448 million for the same quarter last year.  First quarter net income was $15.2 million, or $0.36 per diluted share. In the comparable period last year, net income was $17.3 million, or $0.44 per diluted share, which included a contract settlement gain of $5.5 million, net of tax, or $0.13 per diluted share.  Without the effect of the contract settlement gain in the first quarter of 2003, the Company’s net income was $11.8 million, or $0.31 per diluted share.

“Our new program activities have gained momentum and the overall technology marketplace has shown improvement.  Another excellent quarter resulted from our team’s performance.  With a high number of variables impacting our quarter, our team remained focused and flexible and delivered strong results,” commented Cary T. Fu, President of Benchmark Electronics, Inc.

First Quarter 2004 Financial Highlights

•                  Operating margin of 4.5%.

•                  Return on invested capital of 14%.

•                  Working capital metrics were impacted by new program introduction delays, back end loading of shipments and production mix changes.

•                  Concentration of revenues reduced to 33% from top customer.

•                  Cash balance at March 31, 2004 of $302 million.

•                  No bank debt outstanding as of March 31, 2004.

•                  Accounts receivable increased by $22 million during the quarter to $231 million.

•                  Calculated days sales outstanding increased to 43 days for the quarter.

•                  Inventories increased by $31 million during the quarter to $270 million.

Second Quarter 2004 Guidance

•                  Revenue in the second quarter of 2004 is expected to be between $465 million and $490 million.

•                  Earnings per share for the second quarter of 2004 are expected to be $0.35 to $0.39 per diluted share.

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that excludes certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

Non-GAAP information is not necessarily comparable to other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements.  Although the Company believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, customer actions and the other factors discussed in Benchmark’s Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment.  Benchmark’s global operations include facilities in eight countries. Benchmark’s Common Stock trades on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am CDT to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended March 31,
	2004	2003

Net sales	$480,966	448,470
Cost of sales	443,809	412,865

Gross profit	37,157	35,605

Selling, general and administrative expenses	15,721	16,472
Contract settlement	—	(8,108)

Operating income	21,436	27,241

Other income (expense):
Interest expense	(765)	(2,570)
Other	433	816
Total other expense, net	(332)	(1,754)

Income before income taxes	21,104	25,487

Income tax expense	5,909	8,156

Net income	$15,195	17,331

Numerator for basic earnings per share - net income	15,195	17,331
Interest expense on 6% convertible debt, netof tax	—	818
Numerator for diluted earnings per share	$15,195	18,149

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	40,954	36,764
Incremental common shares attributable to exercise of outstanding dilutive options	1,399	1,430
Incremental common shares attributable to conversion of 6% convertible debt	—	2,993
Denominator for diluted earnings per share	42,353	41,187

Earnings per share:
Basic	$0.37	0.47
Diluted	$0.36	0.44

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

March 31, 2004

(Amounts in Thousands)

(UNAUDITED)

Assets

Current assets:
Cash	$301,864
Accounts receivable, net	230,755
Inventories, net	269,726
Other current assets	27,411

Total current assets	829,756

Property, plant and equipment, net	80,133
Other assets, net	6,560
Goodwill, net	113,478

Total assets	$1,029,927

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of other long-term debt	$17
Accounts payable	265,688
Other current liabilities	73,207

Total current liabilities	338,912

Other long-term debt, excluding current installments	7
Other long-term liabilities	8,308

Shareholders’ equity	682,700

Total liabilities and shareholders’ equity	$1,029,927

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statement of Income – Excluding Special Items

Three Months Ended March 31, 2003

(Amounts in Thousands)

(UNAUDITED)

	As Reported	Special Items	Before Special Items

Net sales	$448,470	—	448,470
Cost of sales	412,865	—	412,865

Gross profit	35,605	—	35,605

Selling, general and administrative expenses	16,472	—	16,472
Contract settlement	(8,108)	8,108	—

Operating income	27,241	(8,108)	19,133

Other income (expense):
Interest expense	(2,570)	—	(2,570)
Other	816	—	816
Total other expense, net	(1,754)	—	(1,754)

Income before income taxes	25,487	(8,108)	17,379

Income tax expense	8,156	(2,595)	5,561

Net income	$17,331	(5,513)	11,818

Numerator for basic earnings per share –net income			$11,818
Interest expense on 6% convertible debt, netof tax			818
Numerator for diluted earnings per share			$12,636

Denominator for basic earnings per share – weighted average number of common shares outstanding during the period			36,764
Incremental common shares attributable to exercise of outstanding dilutive options			1,430
Incremental common shares attributable to conversion of 6% convertible debt			2,993
Denominator for diluted earnings per share			41,187

Earnings per share:
Basic			$0.32
Diluted			$0.31